UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2018
NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (281) 925-0950
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2018, Nobilis Health Corp. (the “Company”) received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (the “Form 10-Q”).

As the company reported in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2018, the Company is not able to complete its Form 10-Q until the auditors complete their review of the Company’s financials.

In the Notice, the NYSE informed the Company that, under the NYSE’s rules, the company will have six months from November 15, 2018 to file form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards by filing the Form 10-Q with the SEC during that timeframe. If the Company fails to file the form 10-Q by the six-month deadline, the NYSE, in its sole discretion, may grant an extension of up to six additional months for the Company

The Company continues to work expeditiously with the auditors to conclude their review and file the 10-Q as soon as practicable.

ITEM 7.01 Regulation FD Disclosure. *

On November 15, 2018, Nobilis Health Corp. issued a press release, the text of which is set forth as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits. *

(d) 99.1 Press Release dated November 15, 2018.

_____________

* The information contained in Item 7.01 and Exhibit 99.1 of Item 9.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth J. Klein
Kenneth J. Klein
Chief Financial Officer

Date:	November 15, 2018
INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

99.1	Press Release dated November 15, 2018